                                                                    EXHIBIT 10.4

                              AMENDMENT NUMBER ONE
                                       TO
                         BUSINESS DEVELOPMENT AGREEMENT

         This AMENDMENT NUMBER ONE TO BUSINESS DEVELOPMENT AGREEMENT (the "Amendment") is entered into on this 9th day of June, 2000, by and between PRISON REALTY TRUST, INC. (formerly, Prison Realty Corporation), a Maryland corporation (the "Company"), and CORRECTIONS CORPORATION OF AMERICA (formerly Correctional Management Services Corporation), a Tennessee corporation ("CCA"). For purposes of this Amendment, any reference in this Amendment or any reference in the Business Development Agreement (as defined) to "Operating Company" shall be deemed to be a reference to CCA.

                                   WITNESSETH:

         WHEREAS, the Company and CCA are parties to that certain Business Development Agreement, dated as of May 4, 1999 (the "Business Development Agreement"), pursuant to which the Company agreed to make certain payments to CCA;

         WHEREAS, the purpose of the Business Development Agreement was to engage CCA to perform certain services, on an as-needed basis, designed to assist the Company in identifying new business, specifically including research regarding the corrections and detention industry, marketing and other business development services designed to increase awareness of the Company and the services it offers to government entities, identifying potential facility sites and potential tenants, negotiating certain agreements related to the acquisition of new facility management contracts for the Company's tenants, as well as the development and construction of additional correctional and detention facilities and additions to the Company's existing correctional and detention facilities, and such other services as may have been requested by the Company; and

         WHEREAS, the Company and CCA now desire to amend certain terms and provisions of the Business Development Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Effective January 1, 2000, and subject to the terms and provisions and the satisfaction of the conditions set forth hereinafter, Section 1 of the Business Development Agreement shall be amended by the addition of a new subsection (c) to Section 1, reading as follows:

                  (c) The Company shall make no payment, whether in cash or other consideration, to Operating Company in satisfaction of its obligations under this Agreement prior to the termination of this Agreement at the time of the consummation of the Management OPCO Merger (the "Payment Date"), provided, that, with respect to any such payments that would otherwise be due to Operating Company in respect of this Agreement on or prior to the Payment Date, interest shall accrue on all such amounts from the due date to the date of payment at a rate per annum equal to the applicable non-default rate of interest that the Company is required to pay from time to time pursuant to Section 2.1(d) of the Company's Amended and Restated Credit Agreement, dated as of August 4, 1999, as amended by Waiver and Amendment dated June 9, 2000 (the "Credit Agreement"), which interest shall be due and payable on the Payment Date. "Management OPCO Merger" shall have the meaning set forth in the Credit Agreement.

                  Reference is made to that certain Second Master Amendment to Lease Agreements dated June 9, 2000 by and between CCA, as tenant, and the Company, as landlord, whereby CCA's payment of Base Rent for the period from January 1, 2000 through September 30, 2000 (the "Deferred Rent") has been deferred until September 30, 2000, except for specific limited amounts payable from time to time as expressly set forth therein (the "Limited Rent Payments"). The difference between the Deferred Rent and the Limited Rent Payments is referred to herein as the "Net Deferred Rent." Notwithstanding the other provisions hereof, in the event CCA pays to Company and Company accepts any portion of the Net Deferred Rent prior to September 30, 2000 (the "Advance Rent Payments"), then, in such event, the Company shall pay to CCA all fees accruing hereunder, in the same proportion as the Advance Rent Payments bear to the Net Deferred Rent.

                  In addition, in the event the Deferred Rent becomes due and payable in full by reason of the occurrence of a default by the Tenant under Paragraph 3 of the Second Master Amendment to Lease Agreements, then all fees which would have been payable by the Company under the Business Development Agreement as of the date of the acceleration of such Deferred Rent, had such fees not been deferred pursuant to this Amendment shall become immediately due and payable to CCA.

         2. Authorization. Each party to the Amendment hereby represents and warrants that the execution, delivery, and performance of the Amendment are within the powers of each party and have been duly authorized by the party, the execution and performance of this Amendment by each party have been duly authorized by all applicable laws and regulations, and this Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

         3. Effect of Amendment. Except as modified or amended herein, all terms and provisions of the Business Development Agreement shall continue and remain in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         5. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Amendment.

         6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Tennessee.

         7. Severability. Should any part of this Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         8. Successors. This Amendment shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         9. Waivers. No waiver of any breach of any of the terms or conditions of this Amendment shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         10. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

         11. Condition. It is an express condition of this Amendment that the provisions hereof shall be effective only upon the Company's receipt of such resolutions and/or fairness opinions as may be required pursuant to that certain First Supplemental Indenture between the Company and State Street Bank and Trust Company, as trustee, dated as of June 11, 1999. The Company agrees to provide to CCA copies of all such resolutions and/or fairness opinions promptly following receipt thereof by the Company.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                 PRISON REALTY TRUST, INC.,
                                 a Maryland corporation


                                 By: /s/ Thomas W. Beasley
                                     -----------------------------------------
                                 Its: Chairman of the Board of Directors
                                      ----------------------------------------




                                 CORRECTIONS CORPORATION OF
                                 AMERICA,
                                 a Tennessee corporation



                                 By: /s/ Darrell K. Massengale
                                     -----------------------------------------
                                 Its: Chief Financial Officer and Secretary
                                      ----------------------------------------